                                                                   EXHIBIT 10.47

[*]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                       DATED                         2004
                      ------------------------------------

                                 SOLEXA LIMITED

                                      AND

                             LYNX THERAPEUTICS INC

                   ------------------------------------------

                           COLONY TECHNOLOGY SHARING
                                   AGREEMENT

                   ------------------------------------------

                              CMS CAMERON MCKENNA
                                  MITRE HOUSE
                             160 ALDERSGATE STREET
                                LONDON EC1A 4DD

                              T +44(0)20 7367 3000
                              F +44(0)20 7367 2000

                               TABLE OF CONTENTS

1.         Definitions and Interpretation.......................................        3
2.         Term.................................................................        6
3.         Project Management...................................................        6
4.         Standstill Period....................................................        7
5.         Ownership of IP Rights...............................................        7
6.         Registered IP........................................................        7
7.         Ownership of Background Assets.......................................        8
8.         Commercial Exploitation..............................................        9
9.         Payments and Royalties...............................................       10
10.        Infringement of the Intellectual Property Rights.....................       11
11.        Third Party Claims...................................................       11
12.        Audit Rights.........................................................       12
13.        Liability............................................................       12
14.        Confidentiality......................................................       13
15.        Termination..........................................................       13
16.        Survival.............................................................       14
17.        Announcements........................................................       15
18.        Non-solicitation.....................................................       15
19.        No Assignment........................................................       15
20.        Costs and Payments...................................................       15
21.        Entire Agreement.....................................................       15
22.        Notices..............................................................       16
23.        Third Party Rights...................................................       17
24.        Disputes.............................................................       17
25.        Governing Law and Jurisdiction.......................................       18

Schedule 1......................................................................       19

         Background IP..........................................................       19

Schedule 2......................................................................       20

           Background Assets....................................................       20

[*]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

THIS AGREEMENT is made the 22nd day of March, 2004

BETWEEN:

(1) SOLEXA LIMITED a company registered in England and Wales with company number 03625145 and registered office at Chesterford Research Park, Little Chesterford, Saffron Walden, Essex CB10 1XL ("SOLEXA") and

(2) LYNX THERAPEUTICS INC a Delaware corporation having its principal place of business at 25861 Industrial Blvd, Hayward, CA 94545 ("LYNX").

RECITALS:

(A) On [ * ], Serono International S.A. issued an Information Memorandum in respect of the proposed sale by auction by [ * ] (the "SELLER") of all the assets and rights identified in Schedules 1 and 2.

(B) Solexa and Lynx submitted a joint non-binding offer to acquire the assets and rights identified in Schedules 1 and 2 1 (the "ACQUISITION") on 30 January 2004 and a revised offer on 17 February 2004.

(C) Subject to completion of the Acquisition, Solexa and Lynx agree to jointly own the Colony Technology (as hereinafter defined) and Background Assets (as hereinafter defined). Both Parties shall have the right to exploit such rights and assets on the terms set out herein.

IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, the following words and expressions shall have the following meanings:-

      "ACQUISITION": has the meaning prescribed in Recital (B);

      "AFFILIATE": means any company, partnership or other entity which directly or indirectly Controls, is Controlled by or is under common Control with, either Party;

      "AGREEMENT": means the terms and conditions set out herein, together with any Schedules;

      "BACKGROUND IP": means any IP Rights obtained from the Seller as a result of the Acquisition including in relation to the Background Assets, as identified in Schedule 1;

      "BACKGROUND ASSETS": means the assets obtained from the Seller as a result of the Acquisition and as identified in Schedule 2;

      "COLONY TECHNOLOGY": means the Background IP and any Foreground IP;

[*]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      "COMPETENT AUTHORITY": means any local or national agency, authority, department, court, tribunal, arbitrator, inspectorate, minister, ministry official or public or statutory person (whether autonomous or not) of, any government of, any country having jurisdiction over this Agreement or any of the Parties or in respect of the regulation of a Product;

      "CONTROL": means the ownership of more than 50% of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the Party in question;

      "EFFECTIVE DATE": means the date of completion of the Acquisition;

      "FOREGROUND IP": means any IP Rights created jointly by Solexa and Lynx on or after the Effective Date which results from a Joint Development Project;

      "FORCE MAJEURE": means any cause preventing either Party from performing all or any of its obligations under this Agreement which arise or is attributable to acts, events, omissions or accidents beyond the reasonable control of the Party so prevented;

      "KNOW-HOW": means trade secrets, confidential business information and unpatented technical and other information, including information comprising or relating to concepts, formulae, specifications, discoveries, data, material, ideas, inventions, procedures for experiments, tests and results of experimentation and testing, results of research or development processes, manufacturing processes and techniques whether such information is recorded or stored in any paper notebooks, books, files, ledgers, records, tapes, discs, diskettes, CDROM or any other media;

      "IP RIGHTS": means all rights in or to any and all patents, trade marks, service marks, trade and business names, copyright (including without limitation copyright in computer programs), rights in designs, database rights, rights in Know-How, and all other intellectual property rights or forms of protection of a similar or equivalent nature or effect which may subsist anywhere in the world (whether or not registered or capable of registration), together with all applications for registration of and rights to apply for, and any licence to use, any of the forgoing;

      "JOINT DEVELOPMENT PROJECT": means a project to be jointly undertaken by the Parties to develop IP Rights using Background IP;

      "NET SALES": means subject to Clause 9, any invoiced amount in respect of the Sale of Products less the following, to the extent they are paid or allowed and included in the invoice price:

      (a)   quantity and/or trade discounts actually granted;

      (b) freight, shipment and insurance costs incurred in transporting Products to customers; and

      (c) sales taxes and customs duties incurred in connection with the sale, exportation or importation of Product.

[*]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      "PARTIES": means Solexa and Lynx collectively and reference to a "PARTY" shall mean either Solexa or Lynx as the context so requires;

      "PATENT AGENTS": has the meaning ascribed thereto in Clause 6;

      "PRODUCT(S)": means any and all goods, products, services or materials utilising or incorporating or exploiting any part of the Colony Technology the Sale of which would infringe the Colony Technology if such Sale was not by the owner of the Colony Technology or with the consent of such owner or if such utilisation, incorporation or exploitation would require the consent or license of or to be undertaken by such owner;

      "PURCHASE AGREEMENT": means the Asset Purchase Agreement between the Seller, Solexa and Lynx relating to the Colony Technology existing at the date of such agreement;

      "REGISTERED IP": means Background IP or Foreground IP which is registered or capable of registration on any official register of IP Rights anywhere in the world;

      "SALE": means sale, lend, license, lease, hire, supply or dispose and "Sells" and "Sold" shall be construed accordingly;

      "SELLER": has the meaning prescribed in Recital (A);

      "STEERING COMMITTEE": has the meaning prescribed by Clause 3.1; and

      "TRANSFER AND VALIDATION PROJECT": means the project to be agreed and undertaken by the Parties to ensure that the Background IP is correctly vested jointly in the Parties and that it is validated by appropriate experiments which will have defined project goals and objectives agreed between the Parties.

1.2   In this Agreement:

      1.2.1 all references to Clauses and Schedules are references to clauses and schedules to this Agreement unless the context otherwise requires;

      1.2.2 references to statutory provisions shall, except where the context requires otherwise, be construed as references to those provisions as respectively amended or re-enacted or as their application is modified by other provisions (whether before or after the date of this Agreement from time to time);

      1.2.3 unless the context otherwise requires, references to the singular include the plural and vice versa, references to any gender include all other genders, and references to "persons" shall include individuals, bodies corporate, unincorporated associations, businesses and partnerships;

      1.2.4 the headings shall be ignored in construing the Agreement; and

      1.2.5 references to the words "includes" or "including" shall be construed without limitation to the generality of the preceding words.

[*]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.3 The Schedule(s) form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.

2.    TERM

2.1 This Agreement shall commence on the Effective Date and shall continue thereafter unless or until it expires or is terminated in accordance with Clause 15.

3.    PROJECT MANAGEMENT

3.1 The Parties shall each appoint a representative to form a committee for the term of this Agreement to agree on the Transfer and Validation Project and to deal with any issues that arise between them including with regard to the maintenance, prosecution and exploitation of the Colony Technology (the "STEERING COMMITTEE").

3.2 The Steering Committee shall consist of one member from each Party. Each Party may replace or provide substitutes for its members as it sees fit. On and from the Effective Date, the following persons shall be appointed to the Steering Committee:

      3.2.1      From Solexa:    Tony Smith

      3.2.2      From Lynx:      Mary Schramke

3.3 Within 30 days of the Effective Date, the members of the Steering Committee shall meet and agree on the scope and nature of the Transfer and Validation Project setting out such agreement in reasonable detail.

3.4 The Steering Committee will then meet every month in person or by telephone conference at such places and on such dates as shall be mutually convenient to the Parties. Additional representatives of the Parties may attend provided the Party inviting the additional representatives gives prior written notification to the other Party. The Quorum for meetings of the Steering Committee shall be one representative from each Party.

3.5 All decisions to be taken by the Steering Committee will require unanimous agreement from both Parties representatives. In the event that there is not unanimous agreement, the matter in question requiring the decision of the Steering Committee shall not proceed and the status quo shall be preserved.

3.6 The Steering Committee shall keep accurate minutes of its deliberations which record all proposed decisions and actions recommended or taken. Draft minutes to be approved by the Committee Chairman within 10 days.

3.7 During the term of the Agreement each of the Parties shall furnish the Steering Committee with monthly written reports describing the progress of agreed projects and comprehensive written reports within 30 days of the completion of each such project.

3.8 Chairmanship of each meeting of the Steering Committee shall alternate between the Parties. The Chairman shall not have a casting vote.

[*]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.9 The costs of each Party's representative on the Steering Committee shall be for the account of such Party. Expenses of the Steering Committee shall be borne as agreed between the Parties of it not agreed, equally by the Parties.

4.    STANDSTILL PERIOD

4.1 Save as may be otherwise agreed in writing by the Steering Committee in relation to the Transfer and Validation Project or a Joint Development Project, neither Party shall undertake any review, investigation, experimentation, development, exploitation or other activity in connection with any part of the Background IP without the express written consent of the other Party until the expiry of a six (6) month period from the Effective Date.

5.    OWNERSHIP OF IP RIGHTS

5.1 All Background IP obtained through or as a result of the Acquisition shall be assigned to both Parties jointly to hold in equal undivided shares as tenants in common.

5.2 Any Foreground IP developed jointly by the Parties or in the performance or carrying out of a Joint Development Project or the Transfer and Validation Project shall be owned and held jointly by the Parties as tenants in common in equal and undivided shares.

5.3 Any IP Rights developed, acquired or created by either Party independently of the other Party and not in the performance or carrying out of a Joint Development Project or the Transfer and Validation Project shall be owned by such Party and nothing in this Agreement shall give the other Party any right, title, interest or licence therein or in respect thereof.

5.4 If in any territory it is not possible for the Parties to hold Colony Technology jointly as tenants in common in equal undivided shares the Parties shall agree through the Steering Committee that one Party shall hold the relevant legal rights on trust for both Parties and shall grant a licence to the other Party to put such Party, so far as possible, in the same position as regards its legal and economic rights as it would have been had the Parties been joint owners of the relevant Colony Technology in the relevant territory as tenant in common in equal individual shares.

5.5 Each Party shall execute all such documents and do all such things as shall be reasonably necessary to vest or perfect the vesting of the Colony Technology (including Registered IP) in the Parties as provided in this Clause 5 and otherwise to give effect to the provisions of this Clause 5. The expenses of the Parties in doing so shall be shared equally between the Parties.

6.    REGISTERED IP

6.1 The Parties shall jointly appoint such firm of patent agents as the CEO's of each of the Parties shall determine by mutual agreement within 30 days of the Effective date (the "PATENT AGENTS") who shall act for the Parties in respect of all matters relating to the application for registration in any jurisdiction of any IP Rights which are capable of registration, and shall generally advise the Parties as to the conduct and administration of the IP Rights as provided for in this Agreement.

[*]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.2 The Steering Committee shall meet (at such times as may be reasonably requested by either Party) in order to decide (after consultation with the Patent Agents) upon:

      6.2.1 the jurisdictions in which any Colony Technology capable of registration shall be applied for and registered; and

      6.2.2 whether or not to renew, surrender, or allow to lapse, any such Colony Technology

6.3 In the event that the Parties fail to agree upon any matter falling to be decided pursuant to Clause 6.2 above they shall use their best endeavours to resolve the deadlock by consultation. Failing such resolution the matter in dispute shall not go ahead and the status quo shall be preserved, except that in relation to the registration or renewal of a registration of any Colony Technology in any Territory the Party wishing to do so may instruct the Patent Agents to do so independently of the other Party (and in its sole name) in order to preserve the Colony Technology in the relevant territory and may carry out such other action as may be necessary to obtain, maintain and protect the Colony Technology in such territory provided that all costs of obtaining, maintaining and protecting the Colony Technology in the territory concerned (including the Patent Agents fees) shall be for the sole account of the Party taking such action. The Party which does not take such action and share in the costs of registration or renewal (as the case may be) of the Registered IP concerned shall not be entitled to manufacture, market, distribute, sell or otherwise commercially exploit Products or the Colony Technology in the territory in which the said Registered IP is registered to the extent that the Party taking such action (as registered owner of the Registered IP) would be entitled to prevent the other Party from doing so but for this Agreement and the other Party's joint ownership of the Colony Technology pursuant to this Agreement.

6.4 Except as specified in Clause 6.3, the fees of the said firm of Patent Agents and the costs of the implementation of the Steering Committee's decisions, including without limitation all fees, costs, charges and expenses incurred in order to obtain, maintain and protect any part of the IP Rights capable of registration shall be borne equally by the Parties.

7.    OWNERSHIP OF BACKGROUND ASSETS

7.1 All Background Assets obtained through the Acquisition shall be assigned to and shall be owned jointly by both Parties in equal undivided shares as tenants in common.

7.2 The Steering Committee shall decide which portion of the Background Assets capable of physical possession will be held by each of the Parties

7.3 With respect to the Background Assets held by either Party, such Party shall:

      7.3.1 hold the same in trust for both Parties;

      7.3.2 adequately insure the same from loss, damage and destruction at the expense of both Parties in equal shares;

      7.3.3 protect the same and keep the same in suitable environmental conditions secure from unauthorised access, loss, damage or destruction;

[*]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      7.3.4 upon reasonable notice from the other Party provide the other Party with free unrestricted access to and use of such Background Assets (or such part thereof as the other Party shall request) at such premises as the same shall be kept from time to time or such other premises as the other Party may reasonably require;

      7.3.5 where reasonably practicable at all times mark such Background Assets as the joint property of the Parties and held in trust for the Parties.

8.    COMMERCIAL EXPLOITATION

8.1 Subject to Clause 4, the other provisions of this Clause 8 and any decision of the Steering Committee both Parties shall have the right to manufacture, market, distribute, sell and otherwise commercially exploit the Products and Colony Technology independently of the other Party as it may determine appropriate in its absolute discretion (including without limitation to grant one or more non-exclusive licences provided the same do not include any right to sub-license and do not prejudice the integrity, reputation, or value of the Colony Technology or the ability of the other Party to manufacture, market, distribute, sell or otherwise exploit Products or the Colony Technology). Neither Party shall grant any licence of any part of the Colony Technology to any third party during the period of [ * ] from the Effective Date without the prior written consent of the other.

8.2 At least 30 days prior to the grant of any licence or right by any Party under or in relation to the Colony Technology to any third party such Party shall provide to the other Party details of the licence or right to be granted and a copy of the agreement or document recording the same. The Party intending to grant the licence or right shall take into account (including by way of amendment to the intended licence or right) the comments of the other Party to the extent the other Party reasonably requires in order to preserve the integrity, reputation or value of the Colony Technology or its ability to manufacture, market, distribute, sell or otherwise exploit Products or the Colony Technology.

8.3 Neither Party shall charge, mortgage, encumber or, except as specified in Clause 8.1, create any licence, right or interest over or in respect of the Colony Technology without the prior written consent of the other Party (except in relation to any licence of the Colony Technology during the period of [ * ] from the Effective Date, such consent not to be unreasonably withheld or delayed).

8.4 Neither Party shall assign, transfer, sell or dispose of its interest (or any part thereof) in the Colony Technology or Background Assets without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed) except that either Party may assign, transfer, sell or dispose of the whole of such interest to an Affiliate or to a third party acquiring all or substantially all of the business and assets of the assigning Party and then only if such Affiliates or third Party first undertakes in writing to be bound by the terms of this Agreement.

8.5   [ * ]

[*]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.    PAYMENTS AND ROYALTIES

9.1 In the event that a Party or any licensee of a Party sells any Product that Party shall pay to the other Party a royalty equal to [ * ] of any and all Net Sales in respect of that Product whether such Net Sales are by such Party or its licensee (but subject always to Clause 9.4).

9.2 The Sale of any Product to a third party other than in a bona fide arms length transaction exclusively for money and any use of a Product by a third party for commercial purposes which does not result in a Sale shall be deemed to constitute a Sale and the Net Sales in respect of such Sale shall be the higher of the actual invoiced amount or the usual selling price of Product of the Party or its licensee (as the case may be) or, if none, the fair market value of such Product. Net Sales by either Party to its Affiliate shall not be subject to the payment of a royalty under Clause 9.1 but any Sale of Product by an Affiliate to a third party shall be subject to the payment of a royalty under Clause 9.1 in all respects as if such Sale were by the relevant Party and not by its Affiliate.

9.3 If any Product is incorporated in any other product sold or supplied by either Party or any licensee and is not priced separately from such other product, the Net Sales of such Products shall be taken to be that proportion of the invoiced Sales of such other product fairly attributable to the Product when comparing the cost to make the Product with the cost to make the other product.

9.4 The Parties may vary the percentage of royalties payable on Net Sales of Product by licensees of a Party by prior written agreement. Neither Party shall unreasonably withhold or delay their consideration or consent to a request by either Party to a reduction in the royalties payable in respect of Net Sales by a licensee if such a reduction is reasonably needed to achieve a licence of the Colony Technology and the percentage of royalties payable on Net Sales of Product by the licensee (and the share of such royalties payable to the Party whose consent is required) is commercially reasonable under the circumstances. For the avoidance of doubt it shall not in any circumstance be unreasonable for a Party to withhold its consent to such a reduction if the proposed royalty payable on Net Sales of Product by the licensee is less than [ * ] or the proposed share of such royalty receivable by the Party whose consent is required is less than [ * ] of Net Sales of Product by the licensee.

9.5 Payment of the sums due under this Clause 9 shall be made in arrears within thirty (30) days of the end of each calendar quarter in respect of Net Sales of the Product made during such a calendar quarter. Both Parties shall procure that all payments are accompanied by a written statement giving full details of the quantity and description of the Product Sold, the invoiced value of Sales and the deductions made from such invoiced value in order to give Net Sales and the amount due in respect of that period. Such statements shall be accompanied by payment in full of the total amount shown to be due by the statement.

9.6   All sums payable under this Clause 9:

      9.6.1 shall be paid in US dollars. If any Net Sales are not calculated in US dollars it shall be converted into US dollars on the last day of the relevant period specified

[*]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

            in Clause 9.5 at the open middle market rate of exchange published on that day by the Wall Street Journal;

      9.6.2 shall be paid in full without any withholding or deduction whether on account of any taxes, charges or duties or otherwise unless the Party is required by law to make such withholding or deduction. The parties to this Agreement shall take all steps necessary to ensure that royalties may be paid under this Agreement without any or at reduced rates of withholding or deduction and the paying Party shall provide the other with proper documentary evidence as to the deduction or withholding to enable the other Party to obtain appropriate relief under such double taxation agreements as may be relevant; and

      9.6.3 shall be paid by the due date failing which the other Party shall be entitled to charge interest on any outstanding amount at the statutory rate of interest for late payment prescribed by section 1 of the Late Payment of Commercial Debts (Interest) Act 1998. Such interest shall be paid by the defaulting Party on demand in writing.

9.7 All payments to be made under this Clause 9 are exclusive of any applicable VAT or sales tax to which the payment is subject. The paying Party shall be additionally liable for all taxes, charges or duties in respect of all payments to be made hereunder and shall pay the same for the other Party in the manner and at the rate prescribed by law or regulation.

9.8 All payments under this Agreement shall be made without legal or equitable deduction, abatement or set-off.

10.   INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS

10.1 In the event that either Party becomes aware of a third party infringing any part of the Colony Technology, it shall notify the other Party as soon as reasonably practicable. The Parties shall then meet through the Steering Committee to decide what action should be taken against that third party. Any costs in relation to an action against a third party in respect of the relevant IP Rights shall be shared equally unless one Party decides that it does not wish to enforce the relevant IP Rights against the infringer in which case the other Party can elect to prosecute on its own (indemnifying the non-participating Party against all costs and expenses that it may incur in respect of the claim against the third party).

10.2 Any awards or payments received from the third party infringer shall be shared equally by the Parties, unless one of the Parties elects not to participate in the action against the infringer in which case the sole participating Party shall retain such sums.

11.   THIRD PARTY CLAIMS

11.1 In the event that either Party receives notice of a claim by a third party that any of the relevant Colony Technology infringes that third party's rights, the Party will inform the other Party as soon as reasonably practicable and the Parties shall meet to discuss and agree the action to be taken by them in respect of such claim. If an action is brought by a third Party against one of the Parties alleging that the Colony Technology infringes that third Parties' IP Rights the other Party shall on request and at the requesting Parties' expense

[*]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      assist in the defence to such claim or action to the extent that in all the circumstances it is reasonable to do so.

12.   AUDIT RIGHTS

12.1 Both Parties shall keep, and procure that any licensee shall keep, at its normal place of business, complete and accurate records showing the quantity, description and Net Sales of the Products Sold or used as may be necessary or proper to enable the other Party to check the statements required under Clause 9.2, through an independent certified or chartered accountant, and shall at all times if and when required by the other Party produce such records to an independent certified or chartered accountant nominated by the other Party and permit such independent certified or chartered accountant to inspect and take copies and extracts of such records.

12.2 Subject to Clause 12.3 below, each Party shall be entitled on not less than ten (10) business days notice to require the other Party to permit it and its employees, agents, auditors to inspect the Sales and other records of that Party in relation to the Products.

12.3 Each Party shall not be entitled to exercise such audit right more frequently than twice in any period of twelve (12) months unless it finds a discrepancy amounting to a shortfall payment of more than [ * ] during a previous audit in which case it shall be entitled to undertake quarterly audits.

12.4 Each Party shall pay its own costs in conducting any audits of the other Party's records.

13.   LIABILITY

13.1 Neither Party shall be considered to be in breach of this Agreement or be liable for any damages suffered by the other, by reason of any failure to perform any obligation hereunder if and to the extent that such failure is the result of an event of Force Majeure. The respective obligations of the relevant Party's shall be suspended for such time as such an event shall prevent it from performing its obligations.

13.2 For the purpose of the establishment of any liability on the part of any of the Parties and for the purpose of the application of this Clause, a series of interrelated events shall be considered to constitute one single event.

13.3 Nothing in this Agreement shall be taken to exclude or limit either Party's liability:

      13.3.1 for death or personal injury caused by negligence;

      13.3.2 for fraud or fraudulent misrepresentation or the tort of deceit;

      13.3.3 any liability which cannot be excluded or limited by applicable law.

13.4 Neither Party shall be liable to the other for any indirect, special, punitive or consequential loss or damage whatsoever or howsoever occurring (including if arising in consequence of its negligence).

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      BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
      EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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14.   CONFIDENTIALITY

14.1 Each Party hereby undertakes and agrees to maintain and protect the confidentiality of the Colony Technology in the same manner and to the same extent as it would maintain and protect comparable information that it exclusively owns including in relation to the disclosure of the Colony Technology as necessary to commercially exploit the same.

14.2  Each Party hereby undertakes and agrees to:

      14.2.1 use the confidential information (including that relating to the business affairs or finances) of the other Party disclosed or made available to or acquired by it under, pursuant to or in consequence of this Agreement (excluding the Colony Technology) ("CONFIDENTIAL INFORMATION") only as specified in and for the purposes envisaged under this Agreement and not to use the same for any other purpose whatsoever;

      14.2.2 ensure that only those of its officers and employees who are directly concerned with the carrying out of this Agreement have access to the Confidential Information on a strictly applied "need to know" basis and are informed of the secret and confidential nature of it;

      14.2.3 keep the Confidential Information secret and confidential and shall not directly or indirectly publish, disclose or permit to be published or disclosed the same to any third party for any reason without the prior written consent of the other Party.

14.3 The obligations of confidence referred to in Clause 14.2 shall not extend to any Confidential Information which:

      14.3.1 is or becomes generally available to the public otherwise than by reason of breach by the Party receiving the Confidential Information ("RECIPIENT PARTY") of the provisions of this Clause 14;

      14.3.2 is known to the Recipient Party and is at its free disposal (having been generated independently by the Recipient Party or a third party in circumstances where it has not been derived directly or indirectly from the other Party's Confidential Information) prior to its receipt from the other Party provided that evidence of such knowledge is furnished by the Recipient Party to the other Party within 28 days of receipt of that Confidential Information; or

      14.3.3 is subsequently disclosed to the Recipient Party without obligations of confidence by a third party owing no such obligations to the other Party in respect of that Confidential Information.

14.4 The obligations of the Parties under this Clause 14 shall survive the expiration or termination of this Agreement for whatever reason.

15.   TERMINATION

15.1 This Agreement shall continue and remain in full force and effect for so long as any application for a patent or a registered patent in relation to the Colony Technology which is

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      BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
      EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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      jointly owned by the Parties shall remain subsisting. This Agreement may only be terminated by the Parties upon mutual written agreement or in accordance with Clause 16.5.

16.   SURVIVAL

16.1 Clauses 5 (Ownership of IP Rights), 7 (Ownership of Background Technology), 13 (Liability), 14 (Confidentiality) and 25 (Governing Law and Jurisdiction) shall survive expiry and termination of this Agreement.

16.2 Subject to Clause 16.5 and without prejudice to Clause 16.1, upon expiry or termination of the Agreement for any reason each Party may continue to exploit the Colony Technology as it may determine in its absolute discretion and Clause 8.1 shall survive the expiration or termination of this Agreement.

16.3 Without prejudice to Clause 16.1, the royalties payable in respect of Net Sales in accordance with Clause 9 in respect of Net Sales during the term of this Agreement and the rights of the Parties to conduct audits thereof under Clause 12 shall survive the termination of this Agreement.

16.4 Obligations that by their nature are intended to continue to be in force after termination of this Agreement, shall survive the termination of this Agreement.

16.5  If in relation to either Party ("Affected Party"):

      16.5.1 a notice is issued to convene a meeting for the purpose of passing a resolution to wind it up, or such a resolution is passed (other than a resolution for its solvent reconstruction or reorganisation);

      16.5.2 a resolution is passed by its directors to seek a winding up or to enter administration; or a petition for a winding up order is presented against it or a petition is presented or an application is made for the appointment of an administrator, or such an order or appointment is made;

      16.5.3 a receiver, administrative receiver and manager, interim receiver, custodian, sequestrator, administrator or similar officer is appointed in respect of that Party or over a substantial part of its assets;

      16.5.4 any step or event is taken or arises outside the United Kingdom which is similar or analogous to any of the steps or events listed at 16.5.1 to 16.5.3 above;

      16.5.5 it makes any general assignment, composition or arrangement with or for the benefit of all or some of its creditors.

      the other Party shall have the right and option to purchase and the Affected Party shall sell (on the exercise of such option) the entire legal and beneficial title and interest of the Affected Party to all Colony Technology and Background Assets for a sum equal to the fair market value of such assets. Such option to be exercisable by the other Party upon written notice to the Affected Party at any time from the occurrence of such event to 30 days after receiving notice of such event from the Affected Party. Upon completion of such

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      BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
      EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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      purchase this Agreement shall terminate. Upon such termination Clause 16.2 shall not apply.

17.   ANNOUNCEMENTS

17.1 No Party shall make any formal press release or other public announcement in connection with any of the transactions contemplated by this Agreement except:

      17.1.1 an announcement in the agreed form or in any other form agreed by both Parties; or

      17.1.2 any announcement required by any applicable Competent Authority.

18.   NON-SOLICITATION

      The parties agree that during the term of the Agreement and for a period of [ * ] months thereafter, they will not, whether directly or indirectly, procure the services of any of the other Party's employees or consultants directly engaged in the performance of this Agreement. In the event that either Party breaches this Clause, the defaulting Party shall pay to the affected Party all unavoidable and reasonable costs incurred by the affected Party including but not limited to a sum equal to the gross salary of the employee or the consultant due under any relevant notice period. This Clause shall not restrict either Party from appointing any person, whether employee or consultant of the other or not, who has applied in response to an advertisement properly and publicly placed in the normal course of business.

19.   NO ASSIGNMENT

      Neither Party may assign any right under this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed) except to an Affiliate or third party which at the same time acquires the whole of such Party's interest in the Colony Technology and Background Assets pursuant to Clause 8.4.

20.   COSTS AND PAYMENTS

      Except as otherwise stated in this Agreement, each Party shall bear its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and all other agreements forming part of the transactions contemplated by this Agreement.

21.   ENTIRE AGREEMENT

21.1 This Agreement constitutes the whole and only agreement and understanding between the parties in relation to its subject matter. Except as provided in Clause 21.3, all previous agreements, understandings, undertakings, representations, warranties and arrangements of any nature whatsoever between the Parties with any bearing on the subject matter of this Agreement are superseded and extinguished (and all rights and liabilities arising by reason of them, whether accrued or not at the date of this Agreement, are cancelled) to the extent that they have such a bearing.

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      BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
      EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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21.2  The rights, powers and remedies provided in this Agreement are independent and cumulative and do not exclude any rights, powers or remedies (express or implied) which are available as a matter of common law, statute, custom or otherwise.

21.3 Nothing in this Agreement shall be read or construed as excluding or restricting any liability or remedy in respect of fraud or the tort of deceit.

22.   NOTICES

22.1 Any communication to be given in connection with the matters contemplated by this Agreement shall except where expressly provided otherwise be in writing and shall either be delivered by hand or sent by first class pre-paid or registered post. Delivery by courier shall be regarded as delivery by hand.

22.2 Such communication shall be sent to the address of the relevant Party referred to in this Agreement or to such other address as may previously have been communicated to the sending Party in accordance with this Clause. Each communication shall be marked for the attention of the relevant person.

22.3 The addresses of the parties for the purpose of Clause 22.2 are as follows:

      Solexa:              Chesterford Research Park,
                           Little Chesterford,
                           Saffron Walden,
                           Essex CB10 1XL

      For the attention of:    Nick McCooke

      Lynx:                25861 Industrial Blvd,
                           Hayward,
                           CA 94545

      For the attention of:    Kevin Corcoran

22.4  A communication shall be deemed to have been served:

      22.4.1 if delivered by hand at the address referred to in Clause 22.3 at the time of delivery; or

      22.4.2 if sent by first class pre-paid post to the address referred to in that sub-clause, at the expiration of two clear days after the time of posting; and

22.5 If a communication would otherwise be deemed to have been delivered outside normal business hours (being 9:30 a.m. to 5:30 p.m. on a business day) under the preceding provisions of this Clause, it shall be deemed to have been delivered at the next opening of such normal business hours.

[*]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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22.6  In proving service of the communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and posted as a first class pre-paid letter or that the facsimile was despatched and a confirmatory transmission report received.

22.7 Either Party may notify the other of a change to its name, relevant person or address for the purposes of Clause 22.3 (Address) provided that such notification shall only be effective on:

      22.7.1 the date specified in the notification as the date on which the change is to take place; or

      22.7.2 if no date is specified or the date specified is less than five clear business days after the date on which notice is deemed to have been served, the date falling five clear business days after notice of any such change is deemed to have been given.

22.8 For the avoidance of doubt, the Parties agree that the provisions of this Clause shall not apply in relation to the service of any statement of claim, summons, order, judgment or other document relating to or in connection with any legal proceedings.

23.   THIRD PARTY RIGHTS

      Nothing in this Agreement is intended to confer on any person any right to enforce any term of this Agreement which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999.

24.   DISPUTES

24.1 Any dispute in relation to this Agreement shall be referred by either Party to the Steering Committee for resolution unless the Steering Committee have already considered the matter in which case it shall be referred as indicated in Clause 24.2 below.

24.2 If within the 14 business days of the reference made under Clause 24.1 the Steering Committee has not resolved the dispute the Parties shall refer the dispute to the Chief Executive Officers of Solexa and Lynx for resolution. If the dispute cannot be resolved by those individuals within 14 days after the dispute has been referred the dispute shall be resolved in accordance with the remaining provisions of this Clause.

24.3 Following a failure to resolve a dispute under Clause 24.2, either Party may request that the dispute be referred to mediation. Any reference to mediation shall be made in accordance with the mediation procedures of the Centre for Effective Dispute Resolution ("CEDR"). The mediation will be conducted by a single mediator appointed by the parties or, if the parties are unable to agree on the identity of the mediator within 14 days after the date of the request that the dispute be resolved by mediation, or if the person appointed is unable or unwilling to act, the mediator shall be appointed by the Executive of the CEDR on the application of either Party. The mediation shall be conducted in London and in English. Mediation is without prejudice to the rights of the parties in any future proceedings.

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      BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
      EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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24.4  This Clause 24 is without prejudice to either Party's right to seek interim relief against the other Party (such as an injunction) through relevant courts and legal process in order to protect its rights and interests, or to enforce the obligations of the other Party.

25.   GOVERNING LAW AND JURISDICTION

25.1 This Agreement shall be governed by and construed in accordance with English law.

25.2 Subject to Clause 24, the parties hereby irrevocably agree to submit to the exclusive jurisdiction of the Courts of England in respect of any dispute which may arise in connection with the validity, effect, interpretation or performance of, or the legal relationships established by, this Agreement or otherwise arising in connection with this Agreement.

IN WITNESS WHEREOF the Parties duly executed this Agreement the day and year first above written.

SIGNED by                  )         /s/ N. J. McCooke
                            ----------------------------------------

SOLEXA LIMITED             )         N. J. McCooke, CEO

in the presence of:        )         /s/ B. J. Haigh
                            ----------------------------------------

Witness:                   )         B. J. Haigh

SIGNED by                  )         /s/ Kevin P. Corcoran
                            ----------------------------------------

LYNX THERAPEUTICS INC      )         Kevin P. Corcoran, President & CEO

in the presence of:        )         /s/ Patricia Rabelo
                            ----------------------------------------

Witness:                   )         Patricia Rabelo

[*]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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                                   SCHEDULE 1

                                 BACKGROUND IP

1.    [ * ]

2.    [ * ]

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      BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
      EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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                                   SCHEDULE 2

                               BACKGROUND ASSETS

1.    [ * ]

2.    [ * ]

3.    [ * ]

[*]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.